Exhibit 99.1

YOUNG BROADCASTING INC. REPORTS 13% THIRD QUARTER REVENUE GROWTH

Station Group Continues to Post Sustainable Quarter-to-Quarter Growth

NEW YORK, NY, November 6, 2006 — Young Broadcasting Inc. (“YBI”) (NASDAQ:YBTVA) today announced results for the three and nine months ended September 30, 2006.

“The third quarter of 2006 continued a series of strong quarterly reports for the Company,” said Vincent Young, Chairman of Young Broadcasting Inc. “Our innovative sales programs combined with political revenue and the turnaround of our San Francisco affiliate, KRON-TV, have enabled us to report 2006 net revenue growth of 6% in the first quarter, 12% in the second quarter and 13% in the third quarter as compared to the prior year periods. When coupled with our cost containment strategies, this has resulted in 2006 Station Operating Performance (a non-GAAP measure described below) growth of 61% in the first quarter, 51% in the second quarter and 73% in the third quarter (before the one-time program write-down described below) as compared to the prior year periods.”

“I believe that these dual strategies of revenue growth and expense control will enable YBI to continue to outpace other station groups and sustain its record of quarter-to-quarter growth achieved thus far this year.”

Third Quarter and Nine Months Results

YBI’s net revenue for the third quarter ended September 30, 2006 grew to $53.6 million, an increase of 13% compared to the 2005 third quarter. Core revenues (all revenues excluding political) grew 1% during the Company’s third quarter. Political revenue was $7.8 million in the third quarter of 2006 as compared to $1.3 million in the same quarter in 2005.

Operating loss in the third quarter of 2006 and 2005 was $1.2 million. Station operating performance (“SOP,” a non-GAAP measurement described below) increased 13% to $8.1 million in the quarter ended September 30, 2006 as compared to the same quarter the year before.

During the third quarter, KRON-TV, the Company’s station in San Francisco, became an affiliate of MyNetwork. Scheduling changes resulting from this affiliation caused KRON-TV to record a one-time charge of $4.3 million in the quarter ended September 30, 2006 to recognize the reduction in value of certain syndicated programming previously aired in prime time. Operating income, before giving effect to these program write-downs, was $3.2 million in the quarter ended September 30, 2006 as compared to a loss of $1.2 million in the quarter ended September 30, 2005. SOP (a non-GAAP measure described below) increased 73% to $12.5 million (before the programming write-down in third quarter 2006) compared to the same quarter in 2005.

For the nine month period ended September 30, 2006, net revenues increased 10.3% to $158.7 million. Operating income for the first nine months of 2006 was $5.7 million compared to a loss of $5.3 million in the same 2005 period. SOP increased 42% for the first nine months of 2006 compared to 2005. Before the one-time programming write-down discussed above, SOP for the nine month period ended September 30, 2006 was $38.2 million, 60% higher than the same period in 2005.

Use of Non-GAAP Measures

Station operating performance (“SOP”) is not a financial measure calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines SOP as operating income, plus non-cash compensation to employees, corporate overhead, depreciation and amortization. The Company believes that SOP is useful information for investors because it enables them to assess the Company’s television stations’ performance in a manner similar to the method used by management and it provides a measure that can be used to analyze, value and compare companies in the television industry. A limitation of this measure, however, is that it excludes depreciation and amortization, which represent the periodic costs of capitalized tangible and intangible assets used in the Company’s business. It also excludes the cost of corporate overhead required to manage the group of stations owned by the Company and non-cash compensation of employees which principally represents the Company’s contribution of stock to the 401(k) plan offered to employees and the costs recognized from certain stock compensation transactions.

SOP should not be regarded as an alternative to either operating income or net loss as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income (loss) is the most directly comparable GAAP financial measure to the SOP financial measure. Reconciliations of historical presentations of SOP to operating loss, its most directly comparable GAAP financial measure, are provided in the attachment to this release.

Third Quarter Conference Call

Young Broadcasting Inc. has scheduled a conference call for Monday, November 6, 2006 at 11:00 AM (ET). You may participate in the conference call by dialing 888-552-9135 (Passcode: YOUNG, Leader: Vincent Young). This will enable you to listen to the presentation. At the end of the presentation you will have the opportunity to participate in a Q&A session with Vincent Young, CEO of Young Broadcasting Inc. and with James Morgan, the company’s CFO.

You may listen to a live webcast of the call via the Company’s website at www.youngbroadcasting.com. The archive will be available for replay through December 6, 2006. The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site. You may listen to a telephone replay of the entire call by dialing 888-566-0613 through November 10, 2006.

About Young Broadcasting

Young Broadcasting owns ten television stations and the national television representation firm, Adam Young Inc.  Five stations are affiliated with the ABC Television Network (WKRN-TV — Nashville, TN, WTEN-TV — Albany, NY, WRIC-TV — Richmond, VA, WATE-TV — Knoxville, TN, and WBAY-TV — Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV — Lansing, MI, KLFY-TV — Lafayette, LA and KELO-TV — Sioux Falls, SD) and one is affiliated with the NBC Television Network (KWQC-TV — Davenport, IA).  KRON-TV — San Francisco, CA which had been the largest independent station in the U.S. and the only independent VHF station in its market, became a MyNetwork TV affiliate on September 5, 2006.

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting’s Annual Report on Form 10-K for the year ended December 31, 2005, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs and geopolitical factors. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to update or revise the forward-looking statements contained in this press release, except as otherwise required by applicable federal securities laws.

Contact: Vincent Young, Chairman, James Morgan, Chief Financial Officer — 212-754-7070 or Don Ciaramella of The Lippin Group at 212-986-7080

YOUNG BROADCASTING INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2005	2006	2005	2006
	(dollars in thousands, except per share data)		(dollars in thousands, except per share data)

Net revenue	$143,855	$158,692	$47,480	$53,551
Operating expenses	131,955	134,483	43,922	45,919
Write-down of program license rights	—	4,544	—	4,344
Depreciation and amortization	17,243	13,978	4,807	4,457
Operating (loss) income	(5,343)	5,687	(1,249)	(1,169)

Interest expense, net	(46,683)	(49,443)	(15,446)	(17,104)
Non-cash change in market valuation of swaps	(1,540)	—	(882)	—
Loss on extinguishments of debt	(18,626)	—	—	—
Other (expenses) income, net	(449)	(2,876)	(149)	(1,318)
	(67,298)	(52,319)	(16,477)	(18,422)

Loss from continuing operations before income taxes	(72,641)	(46,632)	(17,726)	(19,591)
Income tax expense	(15,234)	(10,733)	(3,440)	3,850
Loss from continuing operations	(87,875)	(57,365)	(21,166)	(15,741)

Income (loss) from discontinued operations, net of tax, including gain on sale of $11.2 million for the nine months ended September 30, 2005	11,204	—	—	—
Net loss	$(76,671)	$(57,365)	$(21,166)	$(15,741)

Net loss per common share - basic	$(3.79)	$(2.69)	$(1.03)	$(0.72)
Weighted average shares - basic	20,259,702	21,309,575	20,598,750	21,758,368

Other Financial Data:

Amortization of program license rights	16,897	$20,683 (1)	6,291	7,010
Payments for program license liabilities	16,731	20,079	5,928	6,840
Capital expenditures	4,635	4,210	2,177	1,777

Reconciliation of Station Operating Performance to Operating (Loss) Income:

Operating (loss) income	(5,343)	5,687	(1,249)	(1,169)
Plus:
Non-cash compensation	2,094	3,796	918	1,513
Depreciation and amortization	17,243	13,978	4,807	4,457
Corporate overhead	9,883	10,360	2,729	3,316
Station Operating Performance	$23,877	$33,821	$7,205	$8,117

(1)    Excludes $4.5 million and $4.3 million write-down of program license rights for the nine and three months ended September 30, 2006, respectively.